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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE

$148,580.53                                                  As of July 17, 1998

      FOR VALUE RECEIVED, the undersigned, M. TED DILLARD, whose address is 2016 St. Andrews, Richardson, TX 75082 (herein referred to as "Maker"), promises to pay to the order of Diversified Corporate Resources, Inc., a Texas corporation (herein referred to as "Payee"), at 12801 N. Central Expwy., Suite 350, Dallas, TX 75243, in lawful money of the United States of America, the principal sum of ONE HUNDRED FORTY EIGHT THOUSAND FIVE HUNDRED EIGHTY AND 53/100 ($148,580.53). In addition to said principal sum, Maker also agrees to pay interest on the unpaid amount thereof computed from and after the date of this Note until maturity at the rate per annum (herein called the "Rate") equal to the applicable federal long-term rate of interest during each month prior to the Maturity Date (as herein defined). In no event shall the Rate exceed the maximum rate of nonusurious interest allowed from time to time by law as is now, or to the extent allowed by law as may hereafter be, in effect (herein called the "Highest Lawful Rate"), with adjustments in the Rate due to changes in the Highest Lawful Rate, to be made on the effective date of any applicable change.

      The unpaid principal balance of and interest on this Note shall be due and payable in full on July 17, 2003 (herein such date shall be called the "Maturity Date"). Interest shall be quarterly on the last day of the month of January, April, July and October beginning October, 1998.

      Maker shall be entitled to prepay this Note in whole or in part at any time or times without penalty. All payments shall be applied first to accrued and unpaid interest and the balance, if any, to principal.

      Notwithstanding the foregoing, if at any time the Rate exceeds the Highest Lawful Rate, the Rate to accrue on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Rate shall not reduce the Rate below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Rate had at all times been in effect without reduction because of the ceiling of the Highest Lawful Rate.

      Maker and any and all co-makers, endorsers, guarantors and sureties severally waive presentment for payment, notice of non-payment, protest, demand, notice of protest, notice of intention to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind, and hereby agree that this Note and the liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice to them or any of them, and they severally agree that their liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

      If the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Payee its collection costs, including a reasonable amount for attorneys' fees, but in no event to exceed the maximum amount


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permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security hereunder, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security herefore, in whole or in part, with or without notice, from time to time, before or after maturity.

      Regardless of any provisions contained in this Note, or any other instrument executed in connection herewith, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event any such older ever receives, collects or applies as interest, on the indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest lawful Rate, the holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayment and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the holder shall refund to Maker the amount of such excess, and, in such event, no holder shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

      This Note is secured by that certain Security Agreement dated as of July 17, 1998 executed and delivered by Maker to Payee covering 20,000 shares of common stock of Maker. Upon the sale of any of the collateral pledged to secure this note, the proceeds thereof shall be applied to the principal amount of the Note.

      This Note is also secured by all security agreements, collateral assignments, guaranties, deeds of trust and lien instruments executed by Maker in favor of Payee or any other holder of this Note, including those executed simultaneously herewith, those executed heretofore and those hereafter executed.

      This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas.

                                 MAKER:



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                                 M. TED DILLARD


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